BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the Office of | Business Number E0002432008-5 |
|---|---|
| Barbara K. Cegavske | Filing Number 20200490597 |
| Secretary of State State Of Nevada | Filed On 1/23/2020 10:00:00 AM |
| | Number of Pages 4 |

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

| | |
|---|---|
| **1. Entity information:** | Name of entity as on file with the Nevada Secretary of State: Toron Inc.<br>Entity or Nevada Business Identification Number (NVID): **NV20081061994** |
| **2. Restated or Amended and Restated Articles:** (Select one)<br>(If amending and restating only, complete section 1,2 3, 5 and 6) | ☐ Certificate to Accompany Restated Articles or Amended and Restated Articles<br>☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____<br>The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.<br>☐ Amended and Restated Articles<br>* Restated or Amended and Restated Articles must be included with this filing type. |
| **3. Type of Amendment Filing Being Completed:** (Select only one box)<br>(If amending, complete section 1, 3, 5 and 6.) | ☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)<br>The undersigned declare that they constitute at least two-thirds of the following:<br>(Check only one box) ☐ incorporators ☐ board of directors<br>The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued |
| | ☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)<br>The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority |
| | ☐ Officer's Statement (foreign qualified entities only) -<br>Name in home state, if using a modified name in Nevada: ____<br>Jurisdiction of formation: ____<br>Changes to takes the following effect:<br>☐ The entity name has been amended. ☐ Dissolution<br>☐ The purpose of the entity has been amended. ☐ Merger<br>☐ The authorized shares have been amended. ☐ Conversion<br>☐ Other: (specify changes) ____<br>* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. |

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:
## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

**4. Effective Date and Time:** (Optional)

Date: January 30, 2020 Time:

(must not be later than 90 days after the certificate is filed)

**5. Information Being Changed:** (Domestic corporations only)

Changes to takes the following effect:

- [x] The entity name has been amended.
- [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- [ ] The purpose of the entity has been amended.
- [ ] The authorized shares have been amended.
- [ ] The directors, managers or general partners have been amended.
- [ ] IRS tax language has been added.
- [ ] Articles have been added.
- [ ] Articles have been deleted.
- [ ] Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 1: The name of the Corporation shall be All Things Mobile Analytic, Inc.

(attach additional page(s) if necessary)

**6. Signature:** (Required)

X [signature] President

Signature of Officer or Authorized Signer Title

X ____________________

Signature of Officer or Authorized Signer Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**Please include any required or optional information in space below:**

(attach additional page(s) if necessary)

Article 1: The name of the Corporation has changed to: All Things Mobile Analytic, Inc.

This form must be accompanied by appropriate fees.

JOINT WRITTEN CONSENT IN LIEU OF A MEETING OF
THE SOLE MEMBER OF THE BOARD OF DIRECTORS AND
MAJORITY STOCKHOLDER OF
TORON, INC.

21 January 2020

The undersigned, being all of the members of the Board of Directors (the "Board") of Toron, Inc., a Nevada corporation ("TRON", "Company"), and the holder of 50.26% of the outstanding voting securities of the Company (the "Majority Stockholder"), in accordance with the Nevada Revised Statues and Bylaws of the Company hereby adopts the following resolutions with the same force and effect as if presented to and adopted at a meeting of the Board and stockholders, duly called and held on January 21, 2020:

**WHEREAS,** the Board of Directors and the Majority Shareholder deem it in the best interest of the Company, and its Shareholders to focus the direction of the Company's business to mobile analytics and desires to change the name of the corporation to more accurately and appropriately reflect the activities of its business.

**WHEREAS,** the Board of Directors and the Majority Stockholder deem it in the best interests of the Company, and its Shareholders, to take the following actions:

1. To change the name of the Corporation to "All Things Mobile Analytic, Inc. "(A.T.M Analytic Inc.)

**WHEREAS,** the majority shareholder is the owner of record of 2,500,000 Series A Preferred Shares which have voting rights of 200 votes per share of Series A Preferred Shares.

**NOW, THEREFORE, IT IS RESOLVED,** that the Board of Directors of the Company and the Majority Stockholder, as evidenced by their signatures below, does hereby approve and authorize the amendment of Article One of the Articles of Incorporation and change the name to A.T.M. Analytic, Inc., effective January 30, 2020; be it further

**RESOLVED,** that the Board of Directors of the Company authorizes the officers(s) of the Company and such others as the officer(s) may direct to take all actions necessary to implement the aforementioned Board actions as approved by the Majority Stockholder, including but not limited to the filing of the Amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada; and any and all such filings as may be required by OTC Markets, FINRA and any other regulatory body; be it further

**RESOLVED,** that each of the Authorized Officers be, and each of them hereby is, authorized and empowered to take all such further action and to execute and deliver all such further agreements, certificates, instruments and documents, in the name and on behalf of the Corporation, and if requested or required, under its corporate seal duly attested by the Secretary or Assistant Secretary; to pay or cause to be paid all expenses; to take all such other actions as they, or any one of them shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry

out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; be it further

**RESOLVED,** that in connection with the transactions contemplated in the preceding resolutions, the Secretary or the Assistant Secretary of the Corporation be, and hereby is, authorized in the name and on behalf of the Corporation, to certify any more formal or detailed resolutions as such officer may deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and that thereupon, such resolutions shall be deemed adopted as and for the resolutions of the board of directors as if set forth at length herein; and be it further

**RESOLVED,** that any actions taken by the officers of the Corporation, prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed, approved and adopted as actions of the Corporation.

By: ______________________________
Massimo Meneghello, President/Director

By: ______________________________
Renato Goncalves Dos Anjos, Vice President/Director

By: ______________________________
Massimo Travagli (2,500,000 Series A Preferred Shares
Voting rights 200 votes per 1 share of Series A Preferred
Shares – 50.26%)

By: ______________________________
Massimo Travagli, Secretary/Treasurer, Chief Financial Officer/Director

State of Florida, County of Miami-Dade
The foregoing instrument was acknowledged before
me this 21 day of January, 2020
by Massimo Travagli
who is personally known to me or who has produced
New York DL as identification.
326 286 408

Marjorie Chavez
NOTARY PUBLIC
STATE OF FLORIDA
Comm# GG092687
Expires 5/7/2021